EXHIBIT 10.83

AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN

STAR SCIENTIFIC, INC. AND

PAUL L. PERITO

This Amendment (“Amendment”) to that certain Third Amended and Restated Executive Employment Agreement between Star Scientific, Inc., a Delaware corporation (the “Company”) and Paul L. Perito (“Executive”) dated as of March 14, 2011 (the “Executive Employment Agreement”) is made as of this 28th day of December, 2012 (the “Amendment Date”), by and among the Company and the Executive. Except as set forth in this Amendment, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Executive Employment Agreement.

WITNESSETH

WHEREAS, the Company and the Executive desire to amend the terms of the Executive Employment Agreement to reflect the agreement to continue Executive’s employment on a further month-to-month basis;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company (collectively the “Parties”) hereby agree as of the Amendment Date to the following:

1.             Amendments to the Employment Agreement. Effective as of the Amendment Date, the Executive Employment Agreement is hereby amended in its entirety as follows:

Section “1.8” of the Executive Employment Agreement is amended to read as follows:

Term. Unless sooner terminated as provided in Section 4 hereof, the term of this Agreement shall commence on January 1, 2011 and shall continue through December 31, 2012 and then on a month-to-month based until either Party notifies the other of the intent not to continue the Agreement on a month-to-month basis. Notice of an intent not to continue the Agreement on a month-to-month basis shall be effective if provided at least (15) days prior to completion of the monthly term.

2.    No Other Amendment. Except as expressly set forth in this Amendment, the Executive Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3.    Acknowledgement. The Executive acknowledges and agrees that the Executive has carefully read this Amendment in its entirety fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on the Executive and the Company.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

STAR SCIENTIFIC, INC.

/s/ Jonnie R. Williams
By: Jonnie R. Williams
Title: Chief Executive Officer

PAUL L. PERITO

/s/ Paul L. Perito